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ALLIED FIRST BANCORP, INC.
                         STOCK OWNERSHIP GUIDE AND STOCK ORDER FORM INSTRUCTIONS


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STOCK ORDER FORM INSTRUCTIONS - ALL SUBSCRIPTION ORDERS ARE SUBJECT TO THE
PROVISIONS OF THE PLAN OF CONVERSION.
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ITEM 1 AND 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, the maximum purchase for any person is 15,000 shares (15,000 shares x $10.00 per share = $150,000). No person, together with associates, as defined in the prospectus, and persons acting in concert may purchase more than the lesser of 30,000 shares or 5% of the common stock sold in the conversion. For additional information and limits, see "Allied First Bank's
Conversion - Limitations on Stock Purchases" in the Prospectus.

ITEM 3 - Payment for shares may be by check, bank draft or money order payable to Allied First Bancorp, Inc. DO NOT MAIL CASH. Your funds will earn interest at the passbook rate until the Conversion is completed.

ITEM 4 - To pay by withdrawal from a savings account or certificate at Allied
First Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. Allied
First Bank will waive any applicable penalties for early withdrawal from certificate accounts. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in the account(s) until the stock offering closes and earn their respective rate of interest.

ITEM 5 - Please check the appropriate box to tell us the earliest of the three dates that applies to you.

ITEM 6 - Please check this box if you are a director, officer or employee of Allied First Bank, or a member of such person's household.

ITEM 7 - Please check this box if you have a National Association of Securities
Dealers, Inc. ("NASD") affiliation (as defined on the reverse side of the Stock
Order Form.)

ITEM 8 - Please review the preprinted qualifying account number(s) information.
THE ACCOUNT NUMBER(S) LISTED MAY NOT BE ALL OF YOUR ACCOUNT NUMBER(S). You should list any other qualifying accounts that you may have or had with Allied
First Bank in the box located under the heading "Additional Qualifying
Accounts". These may appear on other Stock Order Forms you have received. For example, if you are ordering stock in just your name, you should list all of your deposit accounts as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all deposit accounts under which either of you are owners, i.e.
individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the UNIFORM TRANSFERS TO MINORS ACT, the minor must have had a deposit account on one of the three dates and you should list only their account number(s). If you are ordering stock corporately, you need to list just that corporation's deposit accounts, as your individual account(s) do not qualify. FAILURE TO LIST ALL OF YOUR QUALIFYING ACCOUNTS MAY
RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS.

ITEM 9 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Allied First
Bancorp, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. SUBSCRIPTION
RIGHTS ARE NOT TRANSFERABLE. If you are an eligible or supplemental eligible account holder or other member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

                  (SEE REVERSE SIDE FOR STOCK OWNERSHIP GUIDE)


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ALLIED FIRST BANCORP, INC.
                         STOCK OWNERSHIP GUIDE AND STOCK ORDER FORM INSTRUCTIONS


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STOCK OWNERSHIP GUIDE
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INDIVIDUAL - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

JOINT TENANTS - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

TENANTS IN COMMON - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

UNIFORM TRANSFERS TO MINORS ACT - For residents of ILLINOIS, TEXAS, CALIFORNIA,
_____ and many states, stock may be held in the name of a custodian for the benefit of a minor under the UNIFORM TRANSFERS TO MINORS ACT. For residents in other states, stock may be held in a similar type of ownership under the UNIFORM
GIFTS TO MINORS ACT of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated. For proper ownership in your state please contact our Stock
Information Center.

INSTRUCTIONS: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UTMA-IL or UGMA-Other State. LIST ONLY THE MINOR'S
SOCIAL SECURITY NUMBER.

CORPORATION/PARTNERSHIP - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. number. To have depositor rights, the Corporation/Partnership must have an account in its legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

INDIVIDUAL RETIREMENT ACCOUNT - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a PREARRANGED
"trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA.
Please contact the Stock Information Center if you have any questions about your IRA account and PLEASE DO NOT DELAY in exploring this option. Registration for
IRA's: On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
                     On Name Line 2 - FBO (for benefit of) YOUR NAME IRA a/c #______. Address will be that of the broker / trust department to where the stock certificate will be sent.
                     The Social Security / Tax I.D. number(s) will be either yours or your trustees, AS THEY DIRECT. Please list YOUR phone numbers.

FIDUCIARY/TRUST - Generally, fiduciary relationships (such as Trusts, Estates,
Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

INSTRUCTIONS: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.


              (SEE REVERSE SIDE FOR STOCK ORDER FORM INSTRUCTIONS)

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                                  Signature                               Date

                                  --------------------------------------------
                                  Signature                               Date

                                  NOTE: Please sign exactly as your name appears
                                  on this Proxy. Only one signature is required
                                  in the case of a joint account.When signing in
                                  a representative capacity, please give title.
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 IMPORTANT: PLEASE DETACH, SIGN AND RETURN "ALL" PACKETS PROXIES FROM "ALL" PACKETS RECEIVED IN THE ENCLOSED POSTAGE PAID ENVELOPE.
                                 FAILURE TO VOTE IS EFFECTIVELY TH ESAME AS AN "AGAINIST" VOTE.
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
                                ALLIED FIRST BANCORP, INC.
                                   Main Office:  387 Shuman Blvd, Suite 120W          Deliver this form to:  Stock Information Dept.
                                                 Naperville, Illinois  60563                                 211 Bradenton Avenue
                                                 Please Call Toll Free (877) 298-6520                        Dublin, Ohio  43017
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                                                                                               STOCK ORDER AND CERTIFICATION FORM
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DEADLINE: The Subscription Offering ends at 12:00 Noon, Central Time, on
December __, 2001. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at either address on the top of this form, by the deadline, or it will be considered void. FAXES OR COPIES OF THIS FORM MAY NOT BE ACCEPTED.
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(1) Number of Shares    Price Per Share    (2) Total Amount Due            (6) / / Check here if you are a director, officer or
---------------------                      --------------------                    employee of Allied First Bank or a member of such
                          X $10.00      =  $                                       person's immediate family (same household).
---------------------                      --------------------            ---------------------------------------------------------
Minimum - 25 shares                                                        (7) / / NASD AFFILIATION - see description on reverse
Maximum - Generally 15,000  shares; however, see the Prospectus.                   side of this form
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METHOD OF PAYMENT
(3) / /  Enclosed is a check, bank draft or money order payable to         (8) / / Please review the preprinted account information
         Allied First Bancorp, Inc. for $______________.                           listed below. The accounts printed below may not
                                                                                   be all of your qualifying accounts or even your
(4) / /  I authorize Allied First Bank to make withdrawals from my                 accounts as of the earliest of the three dates if
         certificate or savings account(s) shown below, and                        you have changed names on the accounts. You
         understand that the amounts will not otherwise be available               should list any other accounts that you may have
         for withdrawal:                                                           or had with Allied First Bank in the box below.
                                                                                   SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR
ACCOUNT NUMBER(S)                              AMOUNT(S)                           FURTHER INFORMATION. All subscription orders are
-------------------------------- -------------------------------------             subject to the provisions of thePlan of
                                                                                   Conversion.
-------------------------------- -------------------------------------

-------------------------------- -------------------------------------          --------------------------------------------------

-------------------------------- -------------------------------------

-------------------------------- -------------------------------------

               TOTAL WITHDRAWAL
                                 -------------------------------------          --------------------------------------------------
THERE IS NO PENALTY FOR EARLY WITHDRAWAL.                                        ADDITIONAL QUALIFYING ACCOUNTS
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(5) PURCHASER INFORAMTION (CHECK ONE)
a. / / ELIGIBLE ACCOUNT HOLDER - Check here if you were a depositor with at least $50 on deposit with Allied First Bank as of December 31, 1998. Enter information in Section 8 for all deposit accounts that you had at Allied First
Bank on December 31, 1998.
                                                                                 ACCOUNT TITLE (NAMES ON ACCOUNT)   ACCOUNT NUMBER
b. / / SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER - Check here if you                 ----------------------------------  --------------
were a depositor with at least $50 on deposit with Allied First Bank
as of September 30, 2001 but are not an Eligible Account Holder.                ----------------------------------  --------------
Enter information in Section 8 for all deposit accounts that you had
 at Allied First Bank on September 30,, 2001.                                   ----------------------------------  --------------

c. / / OTHER MEMBER - Check here if you were a depositor of Allied              ----------------------------------  --------------
First Bank as of October __, 2001, but are not an Eligible Account              PLEASE NOTE: FAILURE TO LIST ALL OF YOUR ACCOUNTS
Holder or a Supplemental Eligible Account Holder. Enter information             MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR
in Section 8 for all accounts that you had at Allied First Bank on              SUBSCRIPTION RIGHTS. (additional space on back of
October__, 2001.                                                                form)

d. / / DIRECTORS, OFFICERS AND EMPLOYEES OF ALLIED FIRST BANK TO THE
EXTENT YOU ARE NOT INCLUDED IN 5A, B OR C.

e. / / LOCAL COMMUNITY - DUPAGE COUNTY

f. / / GENERAL PUBLIC
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(9)  STOCK REGISTRATION - PLEASE PRINT LEGIBLY AND FILL OUT COMPLETELY
     (Note:  The stock certificate and all correspondence related to this stock order will be mailed to the address provided below)
     / / Individual                     / / Uniform Transfer to Minors Act              / / Partnership
     / / Joint Tenants                  / / Uniform Gift to Minors Act                  / / Individual Retirement Account
     / / Tenants in Common              / / Corporation                                 / / Fiduciary/Trust(Under Agreement Dated
                                                                                            -------------------------------------)
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Name                                                                            Social Security or Tax I.D.
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Name                                                                            Social Security or Tax I.D.
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Mailing                                                                              Daytime
Address                                                                              Telephone
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                                                Zip                                  Evening
City                            State           Code               County            Telephone
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ACKNOWLEDGMENT By signing below, I acknowledge receipt of the Prospectus dated
November __, 2001 and understand I may not change or revoke my order once it is received by Allied First Bancorp, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Applicable regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. Allied First Bancorp,
Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the
Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Exchange
Act of 1933 and the Securities Exchange Act of 1934, both as amended.

SIGNATURE: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS
FORM. THIS ORDER IS NOT VALID IF THE STOCK ORDER AND CERTIFICATION FORM ARE NOT
BOTH SIGNED AND PROPERLY COMPLETED. Your order will be filled in accordance with the provisions of the Plan of Conversion as described in the Prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

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
                                                                        OFFICE USE ONLY            Check # ____________ ____________
Signature                               Date
----------------------------------------------------------              Date Rec'd _______/_______ Ck. Amt.____________ ____________

                                                                        Batch# ____________ -Order # ____________ Category _________
Signature                               Date
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         (1) To vote "FOR" or "AGAINST" a Plan of StockConversion of Allied
First Bank pursuant to which Allied First Bank will convert from a state-chartered mutual savings bank to a state-chartered stock savings bank, including the adoption of a stock savings bank charter and bylaws, with the concurrent sale of all the Bank's common stock to Allied First Bancorp, Inc., a
Maryland corporation (the "Holding Company"), and sale by the Holding Company of shares of its common stock.

                              FOR   / /   AGAINST   / /

         (2) To vote, in its discretion, upon such other business as may properly come before the Special Meeting or any adjournment thereof. Management is not aware of any other such business that may come before the Special
Meeting.

                              FOR  / /    AGAINST   / /

THIS PROXY, IF EXECUTED, WILL BE VOTED "FOR" ADOPTION OF THE PLAN OF STOCK
CONVERSION AND FOR ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, IF NO
CHOICE IS MADE HEREIN. PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND
RETURN IT IN THE ENCLOSED ENVELOPE.

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                           ALLIED FIRST BANCORP, INC.

ITEM (7) CONTINUED - NASD AFFILIATION (this                     ITEM (8) CONTINUED; PURCHASER INFORMATION
section only applies to those individuals who
 meet the delineated criteria)                                  Account Title (Names on Accounts)    Account Number
                                                                ----------------------------------   ------------------
Check the box if you are a member of the National
Association of Securities Dealers, Inc. ("NASD"), a             ----------------------------------   ------------------
person associated with an NASD member, a member of the
immediate family of any such person to whose support            ----------------------------------   ------------------
such person contributes, directly or indirectly, or the
holder of an account in which an NASD member or person          ----------------------------------   ------------------
associated with an NASD member has a beneficial
interest. To comply with conditions under which an              ----------------------------------   ------------------
exemption from the NASD's Interpretation With Respect to
Free-Riding and Withholding is available, you agree, if         ----------------------------------   ------------------
you have checked the NASD affiliation box: (1) not to
sell, transfer or hypothecate the stock for a period of         ----------------------------------   ------------------
three months following the issuance and (2) to report
this subscription in writing to the applicable NASD             ----------------------------------   ------------------
member within one day of the payment therefor.
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

                               CERTIFICATION FORM
  (THIS CERTIFICATION FORM MUST BE SIGNED IN ADDITION TO THE STOCK ORDER FORM)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE, OF Allied First Bancorp, INC. ARE NOT DEPOSITS OR AN ACCOUNT AND ARE NOT FEDERALLY INSURED OR GUARANTEED BY ALLIED FIRST BANK OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of Common Stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Federal Deposit Insurance Corporation, Chicago Regional Director, Scott M. Polakoff, at (312) 382-7500.

I further certify that, before purchasing the Common Stock of Allied First Bancorp, Inc. I received a copy of the Prospectus dated November __, 2001 which discloses the nature of the Common Stock being offered and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page __ of the Prospectus:

  1. We have limited operations as a savings bank.

  2. We may have potentially lower revenue as a result of being subject to income taxes.

  3. Recent terrorist attacks on the United States could negatively affect our income.

  4. Our ability to lend to members of the general public could increase the level of our provision for loan losses and reduce profits.

  5. Our loan portfolio possesses increased risk because it is comprised entirely of consumer loans as opposed to first mortgage loans which typically carry less credit risk.

  6. Our historic reliance on a group of customers employed by the same company exposes us to greater risk than a diversified customer base.

  7. Changes in interest rates may hurt our profits.

  8. After this offering, our return on equity will be low compared to other companies and our compensation expenses will increase. This could negatively impact the price of our stock.

  9. We may grant stock options and restricted stock to the board and management following the conversion which could reduce your ownership interest.

 10. Shareholders may be prevented from receiving a premium on their shares because the amount of common stock we will control, our articles of incorporation and bylaws, and state and federal statutory provisions could discourage hostile acquisitions of control.

 11. Our successful operation depends on reliance on our Chief Executive
     Officer.

 12. Holders of Allied First Bancorp, Inc. common stock may not be able to sell their shares when desired as a result of the likelihood that a liquid trading market will not develop, and even if a liquid trading market does develop, they may not be able to sell the shares for $10.00 or more per share.

 13. Management will have substantial discretion over investment of the offering proceeds and may make investments with which you disagree.

 14. Strong competition may reduce our ability to attract and retain deposits and originate loans.


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Signature                 Date          Signature                  Date
-------------------------------------- -----------------------------------------
(NOTE: IF SHARES ARE TO BE HELD JOINTLY, BOTH PARTIES MUST SIGN)
                                         ----

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES EXCHANGE ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.